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                                                                    Exhibit 5.01


                                           February 11, 2000

Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA 01824

     RE:  Registration Statement on Form S-3 of Brooks Automation, Inc.
          filed on February 11, 2000
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Brooks Automation, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), a total of 3,737,500 shares of common stock, $.01 par value (the "Common Stock"). Pursuant to the Registration Statement and an underwriting agreement (the "Underwriting Agreement") by and among the Company, Credit Suisse First Boston Corporation; SG Cowen Securities Corporation; Needham & Company, Inc.; Adams, Harkness & Hill, Inc. and
SoundView Technology Group, Inc., as representatives of the several underwriters (the "Underwriters") and certain of the Company's Stockholders (the "Selling Stockholders"), in substantially the form filed as Exhibit 1.01 to the Registration Statement, the Company proposes to sell to the Underwriters up to 3,080,500 shares of Common Stock (the "Company Shares") and the Selling Stockholders propose to sell to the Underwriters up to 657,000 shares of Common Stock (the "Selling Stockholder Shares"). This opinion is being rendered in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Underwriting Agreement.

     For purposes of this opinion, we have assumed, without any investigation,
(i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity


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Brooks Automation, Inc.
February 11, 2000
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or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person,
(v) the legality, validity, binding effect and enforceability as to each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy, (ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

     In connection with this opinion, we have examined the following (collectively, the "Documents"):

     (i)   the Certificate of Incorporation of the Company;

     (ii)  the Bylaws of the Company;

     (iii) the corporate minute books or other records of the Company;

     (iv) a specimen certificate for the Common Stock incorporated by reference as Exhibit 4.01 to the Registration Statement; and

     (v)   the form of Underwriting Agreement.

     The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with Robert J. Therrien, the Chief Executive Officer and President of the Company and Ellen B. Richstone, the Company's Senior Vice President Finance and Administration and Chief Financial Officer; (iii) the representations and warranties of the Company and the Selling Stockholders contained in the Underwriting Agreement and the exhibits thereto, (iv) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (v) such review of published sources of law as we have deemed necessary.

     Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company Shares to be sold by the Company under the circumstances contemplated in the Registration Statement are duly authorized and, when delivered pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     2. The Selling Stockholder Shares to be sold by the Selling Stockholders under the circumstances contemplated in the Registration Statement are duly authorized, validly issued, fully paid and nonassessable.


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Brooks Automation, Inc.
February 11, 2000
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     We understand that this opinion is to be used in connection with the
Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Company Shares and the Selling Stockholder Shares while the Registration Statement, as it may be amended from time to time, remains in effect.

                                          Very truly yours,

                                          BROWN, RUDNICK, FREED & GESMER
                                            By: BROWN, RUDNICK, FREED & GESMER,
                                            P.C.

                                          By:  /s/ Samuel P. Williams
                                             ----------------------------------
                                             Samuel P. Williams, A Member

                                             Duly Authorized

SPW/DHM/DAG